Exhibit (10.5(i))

AMENDMENT
TO THE
CLEARWATER PAPER CORPORATION
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

The Clearwater Paper Corporation Amended and Restated 2008 Stock Incentive Plan, as most recently amended and restated on February 27, 2015 (the “Plan”), is hereby amended as follows:

Effective as of January 1, 2017, Section 16 of the Plan is amended by revising subsection (b) thereof to read as follows:
(b)    Share Withholding. The Corporation may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy maximum statutory tax rates in the Participant’s applicable jurisdictions.

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To record the adoption of this Amendment by the Board of Directors, Clearwater Paper Corporation has caused its authorized officer to execute the same.

Date: Dec. 21, 2016                CLEARWATER PAPER CORPORATION

By: /s/ Kari G. Moyes
Name:    Kari G. Moyes
Title:    Senior Vice President, Human Resources